EXHIBIT 5.1

June 16, 2005

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, New York  10591

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Emisphere Technologies, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), as provided by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under the Securities Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration of up to 3,803,039 shares of common stock, $.01 par value per share of the Company (the “Common Stock”) of which there are (i) 3,553,039 shares of Common Stock (the “Shares”) to be issued and sold at the discretion of the Company to Kingsbridge Capital Limited (“Kingsbridge”) under the Common Stock Purchase Agreement, dated as of December 27, 2004, by and between Kingsbridge and the Company (the “Purchase Agreement”) and (ii) up to 250,000 shares of Common Stock (the “Warrant Shares”) which are issuable upon the exercise of a warrant issued by the Company to Kingsbridge on December 27, 2004 (the “Warrant”).  The Shares and the Warrant Shares are to be offered for resale on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act by Kingsbridge as the selling stockholder named in the Registration Statement and the related Prospectus.

We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth, including (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation and By-laws and (iii) copies of resolutions (the “Resolutions”) of the Company’s Board of Directors authorizing the filing of the Registration Statement, (iv) the Purchase Agreement, (v) the Warrant and (vi) the Registration Rights Agreement, as amended (the “Registration Rights Agreement”), dated as of December 27, 2004, by and between the Company and Kingsbridge (collectively the Purchase Agreement, the Warrant, and the Registration Rights Agreement are referred to as the “Transaction Agreements”).  In all such examinations, we have assumed without investigation the authenticity of any document submitted to us as a copy, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents. We have also relied on certain matters contained in certificates of public officials and officers of the Company.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (ii) all Common Stock issued will be issued and sold in compliance with the Resolutions, applicable federal and state securities laws and solely in the manner stated in the Registration Statement, (iii) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock authorized or created and available for issuance as may be offered and sold, and (iv) the legal competence or capacity of all persons or entities (other than the Company) executing the Transaction Agreements and the due authorization, execution and delivery by Kingsbridge of the Transaction Agreements.  We have also assumed that the certificates representing Shares or Warrant Shares will be when issued, properly signed by authorized officers of the Company or their agents.

For the purposes of this opinion, we have also assumed that: (a) in connection with any issuance of Shares pursuant to the Purchase Agreement or of Warrant Shares to Kingsbridge pursuant to the Warrant, Kingsbridge will have fully paid to the Company all required consideration for the Shares as provided in the Purchase Agreement or Warrant Shares as provided in the Warrant, as the case may be, and will have fully performed all the other obligations which it is to perform under the Transaction Agreements, and that the Shares or Warrant Shares will be issued in accordance with the terms of the Purchase Agreement and Warrant (as the case may be); and (b) the number of Blackout Shares (as that term is defined in the Registration Rights Agreement) that may be issued pursuant to the provisions of the Registration Rights Agreement, together with the number of Shares and Warrant Shares issued or issuable pursuant to the Transaction Agreements, will not, when taken together with all outstanding shares of Common Stock and all shares of Common Stock that may become issuable pursuant to any options, warrants, rights, plans, commitments or agreements to which the Company is a party or by which the Company is bound, exceed the number of authorized shares of Common Stock under the Company’s Certificate of Incorporation.

In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of Shares or Warrant Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act and the effectiveness thereof will not have been suspended, and that there will not have occurred any change in law affecting the validity of the issuance of such Shares or Warrant Shares or their status as fully paid and nonassessable.

This opinion is limited to the federal law of the United States, the Delaware General Corporation Law and the laws of the state of New York and we express no opinion as to the laws of any other jurisdiction.

Based upon, and subject to the foregoing, we are of the opinion that when, as and if (i) the full consideration stated in the Purchase Agreement is paid for each Share and, in the case of Warrant Shares, upon exercise of the Warrant and the applicable exercise price stated in the Warrant is paid for each Warrant Share, (ii) appropriate certificates representing the Shares and Warrant Shares are duly delivered by the transfer agent to Kingsbridge against payment of the agreed consideration, and (iii) the Shares or Warrant Shares are offered and sold in accordance with the Registration Statement and accompanying prospectus, the Shares and Warrant Shares will, when issued, be legally issued, fully paid and non-assessable.

In connection with this opinion, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
PROSKAUER ROSE LLP